EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025,
3333-88451,  333-52162 and 333-52166) and Forms S-3 (Nos. 333-14549,  333-23193,
333-39787,  333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and 333-84017)
of Talk.com Inc. and its Subsidiaries of our reports dated February 7, 2000 relating to the financial statements and financial statement schedules which appear in the Annual Report on Form 10-K for the year ended December 31, 2000.




BDO Seidman, LLP
New York, New York
March 30, 2001